UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2014

ALPHALA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187669	68-0682594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 – 29 Gervais Drive

Toronto, Ontario, Canada M3C 1Y9

(Address of principal executive offices)

(416) 444-4427
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On May 1, 2014, Alphala Corp. (the “Company”) received approval from the Financial Industry Regulatory Authority (FINRA) to effect a stock dividend by way of a forward split. In connection with this, on May 1, 2014, the Company’s shareholders of record on April 25, 2014 received a dividend of 29 authorized but unissued shares of its common stock for each one (1) issued and outstanding share of common stock.

Following the payment of the stock dividend, the Company’s issued and outstanding common stock increased from 8,360,000 shares to 250,800,000 shares, representing an increase of 242,440,000 shares. Neither the Company’s authorized capital nor the par value of its common stock changed as a direct result of the stock dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014	Alphala Corp.

	By:	/s/ Shaikh M. Shami
Shaikh M. Shami
President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, Director